ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD2

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$[154,081,000] (Approximate)
Home Equity Loan Trust Series 2006-SD2

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD2 (Issuing Entity)

June 13, 2006

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED June 13, 2006

ACE Securities Corp.

Home Equity Loan Trust, Series 2006-SD2

$154,081,000 (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window(mos.)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / F
A	108,442,000	Float	1.89	1- 94	0	ACT/360	December 2045	[AAA] / AAA
M-1	19,972,000	Float	5.52	44 - 94	0	ACT/360	December 2045	[AA+] / AA
M-2	12,673,000	Float	5.26	40 - 94	0	ACT/360	December 2045	[AA-] / A
M-3	5,294,000	Float	5.22	39 - 94	0	ACT/360	December 2045	[A+] / BBB+
M-4	2,486,000	Float	5.21	38 - 94	0	ACT/360	December 2045	[A] / BBB
M-5	5,214,000	Float	5.19	38 - 94	0	ACT/360	December 2045	[A-] / BBB-
Total	$154,081,000

Pricing Speed
All Mortgage Loans	25% CPR

Transaction Overview

Offered Certificates:
The Class A Certificates (the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Senior Certificates and the Mezzanine Certificates are referred to herein collectively as the “Offered Certificates”. The pass-through rate on the Class A Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC Pass-Through Rate.

Transaction Overview

Collateral:
The Mortgage Loans will consist of approximately 869 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $160,417,851. A majority of the Mortgage Loans are loans that either have document deficiencies or fall outside of the originators’ underwriting guidelines based on a variety of factors. The mortgage pool also contains Mortgage Loans which have defaulted in the past and are now re-performing either pursuant to the terms of the original note or under the provisions of a bankruptcy plan. For those Mortgage Loans which are re-performing, the borrower’s “Legal Balance” is equal to the outstanding principal balance of the related Mortgage Loan as of the Cut-off Date plus any Arrearage. The “Arrearage” with respect to each re-performing Mortgage Loan is equal to the interest portion of the payments due on such Mortgage Loan but not received as of the Cut-off Date. Approximately 6.99% of the Mortgage Loans are Daily Simple Interest Loans (as defined below).

NOTE: The information related to the Mortgage Loans described herein reflects information as of April 30, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the Mortgage Loans and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease of up to 10% from amounts shown on the front cover hereof.

Daily Simple Interest Loans:
The Daily Simple Interest Loans provide for substantially equal monthly payments that are allocated to principal and interest according to the daily simple interest method. Each monthly payment consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was paid and the denominator of which is 365 days, as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on the scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the scheduled due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been received on the scheduled due date. Conversely, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made on the scheduled due date, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described above. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the mortgage loan.

Class A Certificates:	Class A Certificates

Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD2. The Issuing Entity is also referred to herein as the trust.

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Transaction Overview

Originators:		Aggregate Remaining	% of Aggregate Remaining
	Originator	Principal Balance ($)	Principal Balance
	Quick Loan Funding	59,824,676.12	37.29
	WMC	13,414,221.42	8.36
	DHI	11,479,485.53	7.16
	Long Beach Mortgage Co.	11,272,242.32	7.03
	Castlepoint	9,918,828.90	6.18
	Other	54,508,397.20	33.98
	Total:	160,417,851.49	100.00

Servicers:
Primary servicing will be provided by Ocwen Loan Servicing, LLC (“Ocwen”) (approximately 91.30%), Select Portfolio Servicing, Inc. (“SPS”) (approximately 7.37%) and Wells Fargo Bank, N.A. (“Wells Fargo”) (approximately 1.33%).

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	RMG

Underwriter:	Deutsche Bank Securities Inc.

Cut-off Date:	As of the close of business May 31, 2006

Expected Pricing:	Week of June 12, 2006

Expected Closing Date:	On or about June 26, 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date for the Certificates will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in July 2006.

Determination Date:
With respect to (i) Ocwen and SPS and each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day and (ii) Wells Fargo and each Distribution Date, the business day preceding the related Servicer Remittance Date.

Servicer Remittance Date:
With respect to any Distribution Date and (i) Ocwen and Wells Fargo, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day and (ii) SPS, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 18th day.

Due Period:
The Due Period with respect to the first Distribution Date commences on the first day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The Due Period with respect to any Distribution Date thereafter commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date for the Mortgage Loans serviced by (i) Wells Fargo, the calendar month preceding the month in which the related Distribution Date occurs; and (ii) Ocwen and SPS, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, and the period beginning on the 16th day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such Distribution Date occurs with respect to prepayments in full.

Transaction Overview

Interest Accrual Period:
Interest on the Offered Certificates will initially accrue on all Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of Offered Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of Offered Certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related pass-through rate for the most recently ended Interest Accrual Period, to the extent permitted by applicable law.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

Administration Fee Rate:
The Master Servicer, Servicers and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5775% for the Mortgage Loans.

Compensating Interest:
Ocwen and Wells Fargo will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans up to (i) with respect to Ocwen, the Servicing Fee payable to Ocwen and (ii) with respect to Wells Fargo, the Servicing Fee payable to Wells Fargo. SPS will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans up to one half of the Servicing Fee payable to SPS. If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan and for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and the fair market value of all properties acquired by the trust in respect of the Mortgage Loans) as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. If the Master Servicer elects to repurchase the Mortgage Loans, the outstanding Certificate Principal Balance of each class of certificates will be paid in full, together with accrued interest.

Monthly Servicer Advances:
Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments. Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Arrearages (if any) 2) Excess Interest 3) Overcollateralization (“OC”) 4) Subordination

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, for those Mortgage Loans with Arrearages, to the amount of such Mortgage Loan’s Arrearage, second, to Net Monthly Excess Cashflow, third, to the Class CE Certificates, fourth, to the Class M-5 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-3 Certificates, seventh, to the Class M-2 Certificates, and eighth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates the principal amount of the reduction in the Certificate Principal Balance of such certificates will no longer accrue interest and will not be reinstated thereafter. However, allocated Realized Losses may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow to the extent available.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Overcollateralization Amount for the Certificates will be approximately 3.95% and is anticipated to build to approximately 5.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Required Overcollateralization Amount”). On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 11.90% of the ending aggregate principal balance of the Mortgage Loans as of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollaterization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the Certificate Principal Balance of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 68.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and Class CE Certificates by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred on the Mortgage Loans during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

Class	(S / F)	Initial CE %	Target CE%	CE % On/After Step Down Date
A	[AAA] / AAA	32.40%	34.40%	68.80%
M-1	[AA+] / AA	19.95%	21.95%	43.90%
M-2	[AA-] / A	12.05%	14.05%	28.10%
M-3	[A+] / BBB+	8.75%	10.75%	21.50%
M-4	[A] / BBB	7.20%	9.20%	18.40%
M-5	[A-] / BBB-	3.95%	5.95%	11.90%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount, (ii) all amounts collected as Arrearage payments and (iii) the excess of the Available Distribution Amount over the sum of (x) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (y) with respect to the Mezzanine Certificates, the aggregate Interest Distribution Amount for such Distribution Date and (z) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Offered Certificates: The per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of Mortgage Loans subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SD2 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available in the priority described herein.

Transaction Overview (Cont.)

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess cashflow required to reach or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 68.80% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage).

Principal distributions to the Class A Certificates will be allocated to the Class A Certificates until the Certificate Principal Balance has been reduced to zero;

Class M Principal Distribution Amount:
Unless the Class A Certificate Principal Balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 43.90% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 28.10% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 21.50% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately an 18.40% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), and fifth to the Class M-5 Certificates until it reaches approximately an 11.90% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage).
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner described under "Class A Principal Distribution Amount" and then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Transaction Overview (Cont.)

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of: 1.5 times the Margin or the Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date on or after the Step-Down that the rolling six month average of a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Principal Balances of (i) all 60-day Delinquent Mortgage Loans, as of the close of business on the last day of the related Due Period, (ii) Mortgage Loans in foreclosure, (iii) REO Properties and (iv) Mortgage Loans discharged due to bankruptcy and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Due Period, in each case after taking into account unscheduled collections of principal received during the related Prepayment Period equals or exceeds [ ]% of the Credit Enhancement Percentage.

For Mortgage Loans that are the subject of forbearance plans and Mortgage Loans with respect to which the related borrower is the subject of bankruptcy proceedings, delinquency shall be deemed to mean delinquency of the monthly payment due under the related forbearance plan or bankruptcy plan, as applicable.

A Mortgage Loan is a "60-day Delinquent Mortgage Loan" if the excess, if any, of (1) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the last day of the related Due Period minus (2) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the Cut-off Date, is greater than or equal to 60.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
July 2008 to June 2009	[ ] %, plus 1/12th of [ ]% for each month thereafter
July 2009 to June 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2010 to June 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2011 to June 2012	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2012 and thereafter	[ ]%

Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.     To pay interest on the Class A Certificates, including any Interest Carry Forward Amount, then to pay interest excluding any Interest Carry Forward Amount sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

2.     To pay principal on the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.

3.     To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.

4.     From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of the Certificates to the extent necessary to build up to or maintain the Required Overcollateralization Amount.

5.     From excess interest, if any, to pay the Interest Carry Forward Amounts sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

6.     From excess interest, if any, to pay the allocated Realized Losses sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

7.     From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Offered Certificates in the same order of priority as described in clause 1 above.

8.     To pay any remaining amount to the non-offered Certificates in accordance with the Pooling and Servicing Agreement.

ERISA:
It is expected that the Class A Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Class A Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Sensitivity Table
To 10% Call
		0% CPR	18% CPR	25% CPR	32% CPR	35% CPR	38% CPR

A	Avg Life	18.20	2.83	1.89	1.14	1.03	0.93
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Jun-35	Jul-17	Apr-14	Mar-09	Dec-08	Sep-08

M-1	Avg Life	27.04	7.28	5.52	5.26	4.69	4.25
	First Payment Date	Jan-30	Nov-09	Feb-10	Mar-09	Dec-08	Sep-08
	Last Payment Date	Jun-35	Jul-17	Apr-14	May-12	Oct-11	Apr-11

M-2	Avg Life	27.04	7.28	5.26	4.35	3.95	3.56
	First Payment Date	Jan-30	Nov-09	Oct-09	Oct-09	Jun-09	Mar-09
	Last Payment Date	Jun-35	Jul-17	Apr-14	May-12	Oct-11	Apr-11

M-3	Avg Life	27.04	7.28	5.22	4.18	3.78	3.41
	First Payment Date	Jan-30	Nov-09	Sep-09	Aug-09	Apr-09	Jan-09
	Last Payment Date	Jun-35	Jul-17	Apr-14	May-12	Oct-11	Apr-11

M-4	Avg Life	27.04	7.28	5.21	4.13	3.73	3.38
	First Payment Date	Jan-30	Nov-09	Aug-09	Jul-09	Apr-09	Dec-08
	Last Payment Date	Jun-35	Jul-17	Apr-14	May-12	Oct-11	Apr-11

M-5	Avg Life	27.04	7.28	5.19	4.10	3.70	3.34
	First Payment Date	Jan-30	Nov-09	Aug-09	May-09	Feb-09	Nov-08
	Last Payment Date	Jun-35	Jul-17	Apr-14	May-12	Oct-11	Apr-11

Sensitivity Table
Maturity

		0% CPR	18% CPR	25% CPR	32% CPR	35% CPR	38% CPR

A	Avg Life	18.25	3.02	2.03	1.14	1.03	0.93
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-43	Oct-29	Nov-23	Mar-09	Dec-08	Sep-08

M-1	Avg Life	27.22	8.08	6.12	6.31	5.62	5.09
	First Payment Date	Jan-30	Nov-09	Feb-10	Mar-09	Dec-08	Sep-08
	Last Payment Date	Sep-41	Jul-28	Sep-22	Nov-19	Jul-18	May-17

M-2	Avg Life	27.14	8.04	5.83	4.78	4.34	3.91
	First Payment Date	Jan-30	Nov-09	Oct-09	Oct-09	Jun-09	Mar-09
	Last Payment Date	Mar-38	Nov-26	Apr-21	Oct-17	Sep-16	Sep-15

M-3	Avg Life	27.12	7.99	5.75	4.58	4.14	3.73
	First Payment Date	Jan-30	Nov-09	Sep-09	Aug-09	Apr-09	Jan-09
	Last Payment Date	Mar-36	Feb-25	Dec-19	Sep-16	Sep-15	Oct-14

M-4	Avg Life	27.12	7.95	5.71	4.51	4.07	3.68
	First Payment Date	Jan-30	Nov-09	Aug-09	Jul-09	Apr-09	Dec-08
	Last Payment Date	Feb-36	Dec-23	Feb-19	Jan-16	Feb-15	Apr-14

M-5	Avg Life	27.12	7.88	5.64	4.44	4.00	3.61
	First Payment Date	Jan-30	Nov-09	Aug-09	May-09	Feb-09	Nov-08
	Last Payment Date	Jan-36	Apr-23	Aug-18	Aug-15	Sep-14	Dec-13

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	7/25/2006	8.782	48	6/25/2010	13.013
2	8/25/2006	8.215	49	7/25/2010	13.450
3	9/25/2006	8.219	50	8/25/2010	13.019
4	10/25/2006	8.502	51	9/25/2010	13.019
5	11/25/2006	8.227	52	10/25/2010	13.454
6	12/25/2006	8.501	53	11/25/2010	13.065
7	1/25/2007	8.228	54	12/25/2010	13.534
8	2/25/2007	8.228	55	1/25/2011	13.199
9	3/25/2007	9.111	56	2/25/2011	13.236
10	4/25/2007	8.238	57	3/25/2011	14.681
11	5/25/2007	8.513	58	4/25/2011	13.286
12	6/25/2007	8.238	59	5/25/2011	13.741
13	7/25/2007	8.515	60	6/25/2011	13.299
14	8/25/2007	8.257	61	7/25/2011	13.745
15	9/25/2007	8.307	62	8/25/2011	13.302
16	10/25/2007	8.610	63	9/25/2011	13.308
17	11/25/2007	8.347	64	10/25/2011	13.752
18	12/25/2007	8.654	65	11/25/2011	13.314
19	1/25/2008	8.505	66	12/25/2011	13.759
20	2/25/2008	8.536	67	1/25/2012	13.316
21	3/25/2008	10.817	68	2/25/2012	13.320
22	4/25/2008	10.316	69	3/25/2012	14.251
23	5/25/2008	10.668	70	4/25/2012	13.332
24	6/25/2008	10.339	71	5/25/2012	13.783
25	7/25/2008	10.752	72	6/25/2012	13.339
26	8/25/2008	10.424	73	7/25/2012	13.784
27	9/25/2008	11.077	74	8/25/2012	13.340
28	10/25/2008	11.587	75	9/25/2012	13.346
29	11/25/2008	11.238	76	10/25/2012	13.791
30	12/25/2008	11.637	77	11/25/2012	13.357
31	1/25/2009	11.340	78	12/25/2012	13.803
32	2/25/2009	11.363	79	1/25/2013	13.358
33	3/25/2009	13.310	80	2/25/2013	13.359
34	4/25/2009	12.178	81	3/25/2013	14.793
35	5/25/2009	12.684	82	4/25/2013	13.362
36	6/25/2009	12.288	83	5/25/2013	13.808
37	7/25/2009	12.768	84	6/25/2013	13.364
38	8/25/2009	12.372	85	7/25/2013	13.810	*CPR: 25%
39	9/25/2009	12.775	86	8/25/2013	13.365	*1 Month LIBOR: 20%
40	10/25/2009	13.260	87	9/25/2013	13.366	*6 Month Libor: 20%
41	11/25/2009	12.874	88	10/25/2013	13.812	*1 Year CMT 20%
42	12/25/2009	13.321	89	11/25/2013	13.368	*1 Year LBIOR 20%
43	1/25/2010	12.911	90	12/25/2013	13.814
44	2/25/2010	12.918	91	1/25/2014	13.369
45	3/25/2010	14.357	92	2/25/2014	13.370
46	4/25/2010	12.978	93	3/25/2014	14.804
47	5/25/2010	13.446	94	4/25/2014	13.372
			95	5/25/2014	13.818

Excess Spread
(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	1 Year Forward LIBOR	1 Year Forward Treasury
1	316	316	5.18380	5.41810	5.50125	5.00000
2	280	268	5.31080	5.45410	5.53725	5.03600
3	282	262	5.38820	5.47340	5.55655	5.05530
4	302	285	5.36510	5.47310	5.55625	5.05500
5	286	263	5.41300	5.46890	5.55205	5.05080
6	305	276	5.48710	5.45930	5.54245	5.04120
7	289	268	5.39230	5.43510	5.51825	5.01700
8	290	266	5.42700	5.42050	5.50365	5.00240
9	346	327	5.39070	5.40010	5.48325	4.98200
10	294	278	5.34170	5.38580	5.46895	4.96770
11	312	297	5.35100	5.37600	5.45915	4.95790
12	295	279	5.34350	5.36520	5.44835	4.94710
13	313	301	5.31360	5.35280	5.43595	4.93470
14	297	285	5.30490	5.34440	5.42755	4.92630
15	302	291	5.29720	5.33660	5.41975	4.91850
16	322	312	5.28910	5.32770	5.41085	4.90960
17	306	297	5.28090	5.31960	5.40275	4.90150
18	327	318	5.27270	5.31130	5.39445	4.89320
19	321	312	5.26500	5.30390	5.38705	4.88580
20	324	317	5.25690	5.30670	5.38985	4.88860
21	500	488	5.24820	5.31240	5.39555	4.89430
22	473	460	5.24100	5.32020	5.40335	4.90210
23	492	480	5.23260	5.32660	5.40975	4.90850
24	475	464	5.22550	5.33510	5.41825	4.91700
25	495	478	5.29170	5.34450	5.42765	4.92640
26	479	463	5.28960	5.34220	5.42535	4.92410
27	480	465	5.28720	5.34020	5.42335	4.92210
28	498	484	5.28350	5.33530	5.41845	4.91720
29	482	468	5.28120	5.33230	5.41545	4.91420
30	501	487	5.27820	5.32880	5.41195	4.91070
31	486	472	5.27510	5.32580	5.40895	4.90770
32	487	473	5.27310	5.33760	5.42075	4.91950
33	541	529	5.26760	5.35270	5.43585	4.93460
34	490	478	5.26580	5.36730	5.45045	4.94920
35	514	502	5.26230	5.38060	5.46375	4.96250
36	496	485	5.25970	5.39710	5.48025	4.97900
37	514	496	5.34940	5.41220	5.49535	4.99410
38	483	464	5.35060	5.41310	5.49625	4.99500
39	484	468	5.35130	5.41430	5.49745	4.99620
40	505	490	5.35140	5.41300	5.49615	4.99490
41	489	473	5.35310	5.41310	5.49625	4.99500
42	508	493	5.35220	5.41320	5.49635	4.99510
43	491	475	5.35280	5.41310	5.49625	4.99500
44	492	476	5.35370	5.42190	5.50505	5.00380
45	546	533	5.35170	5.43220	5.51535	5.01410
46	492	478	5.35280	5.44250	5.52565	5.02440
47	511	497	5.35210	5.45160	5.53475	5.03350

Excess Spread (continued)
(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	1 Year Forward LIBOR	1 Year Forward Treasury
48	493	479	5.35220	5.46230	5.54545	5.04420
49	511	493	5.40650	5.47170	5.55485	5.05360
50	493	474	5.40900	5.47300	5.55615	5.05490
51	493	477	5.40930	5.47390	5.55705	5.05580
52	511	496	5.40980	5.47320	5.55635	5.05510
53	495	479	5.41140	5.47420	5.55735	5.05610
54	514	498	5.41130	5.47460	5.55775	5.05650
55	498	482	5.41230	5.47490	5.55805	5.05680
56	499	482	5.41280	5.47930	5.56245	5.06120
57	554	541	5.41190	5.48480	5.56795	5.06670
58	502	486	5.41330	5.49030	5.57345	5.07220
59	520	505	5.41380	5.49480	5.57795	5.07670
60	502	487	5.41520	5.50030	5.58345	5.08220
61	520	504	5.44050	5.50450	5.58765	5.08640
62	503	485	5.44180	5.50630	5.58945	5.08820
63	503	487	5.44170	5.50510	5.58825	5.08700
64	521	505	5.44150	5.50410	5.58725	5.08600
65	503	487	5.44190	5.50510	5.58825	5.08700
66	521	505	5.44150	5.50360	5.58675	5.08550
67	503	487	5.44290	5.50350	5.58665	5.08540
68	503	487	5.44140	5.51160	5.59475	5.09350
69	539	525	5.44020	5.51890	5.60205	5.10080
70	503	488	5.44140	5.52760	5.61075	5.10950
71	521	507	5.43950	5.53560	5.61875	5.11750
72	503	489	5.43920	5.54340	5.62655	5.12530
73	521	503	5.48800	5.55110	5.63425	5.13300
74	503	485	5.48760	5.55120	5.63435	5.13310
75	503	487	5.48740	5.55080	5.63395	5.13270
76	521	505	5.48720	5.54900	5.63215	5.13090
77	504	487	5.48680	5.54870	5.63185	5.13060
78	522	506	5.48590	5.54750	5.63065	5.12940
79	504	488	5.48570	5.54710	5.63025	5.12900
80	504	488	5.48500	5.55310	5.63625	5.13500
81	557	544	5.48290	5.55870	5.64185	5.14060
82	504	489	5.48370	5.56680	5.64995	5.14870
83	522	507	5.48180	5.57150	5.65465	5.15340
84	504	489	5.48120	5.57760	5.66075	5.15950
85	522	504	5.52070	5.58400	5.66715	5.16590
86	504	486	5.51990	5.58250	5.66565	5.16440
87	504	487	5.51990	5.58130	5.66445	5.16320
88	522	506	5.51760	5.57920	5.66235	5.16110
89	504	488	5.51700	5.57790	5.66105	5.15980
90	522	506	5.51620	5.57600	5.65915	5.15790
91	504	488	5.51450	5.57480	5.65795	5.15670
92	504	488	5.51320	5.58120	5.66435	5.16310
93	557	545	5.51050	5.58880	5.67195	5.17070
94	504	489	5.51020	5.59800	5.68115	5.17990

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	45.68	23.99
M-2	25.39	17.72
M-3	19.45	15.11
M-4	17.07	13.87
M-5	12.98	11.46

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	869	Index Type:
Aggregate Principal Balance:	$160,417,851	1 Year Treasury:	1.02%
Average Original Principal Balance:	$185,392	6 Month LIBOR:	84.24%
Average Current Principal Balance:	$184,601	Other	0.30%
Range:	$5,782 - $1,749,760	Fixed Rate:	14.44%
W.A. Coupon:	9.067%	W.A. Initial Periodic Cap (3):	2.973%
Range:	5.140% - 15.899%	W.A. Subsequent Periodic Cap:	1.263%
W.A. Gross Margin:	6.100%	W.A. Lifetime Rate Cap:	6.173%
Range:	1.875% - 9.000%	Property Type:
W.A. Remaining Term (months):	349	Single Family Residence	70.91%
Range:	1 - 475	Condo	5.04%
W.A. Seasoning (months):	7	PUD	19.28%
Latest Maturity Date:	November 1, 2045	2-4 Family	4.48%
State Concentration (Top 5):		Manufactured Housing	0.16%
California:	42.87%	Other	0.14%
Florida:	16.57%	Occupancy Status:
Nevada:	6.78%	Primary:	93.27%
Arizona:	5.07%	Investment:	4.44%
Texas:	3.19%	Second Home:	1.63%
Non-Zero W.A. Current Combined LTV	73.27%	Unknown	0.67%
W.A. Current Updated Combined LTV(1):	72.17%	Cashflow Velocity (60+ days delinquent):
First Liens:	96.73%	1 Month:	73.17%
Second Liens:	3.27%	3 Month:	105.31%
Non-Balloon Loans:	93.75%	5 Month:	91.33%
Non-Zero W.A. FICO Score(2):	541	Non-Zero W.A. Prepayment Penalty - Term (months):	24 months
Loans in Bankruptcy:	2.57%	Loans with Prepay Penalties:	74.89%
Delinquency:		Loans with Primary Mortgage Insurance	2.56%
Current:	84.19%	BPO in Updated CLTV calc :	97.16%
30-59 Days:	9.08%
60+ Days:	6.73%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. For purposes of calculating updated CLTV’s, a BPO was used for 97.16% of the Mortgage Loans by balance. A BPO was not used for 2.84% of the Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (49.66% of the Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (50.34% of the Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed Rate	231	23,166,146	14.44	8.775	580	78.61
ARM	638	137,251,705	85.56	9.116	535	71.09
Total:	869	160,417,851	100.00	9.067	541	72.17

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	703	135,052,120	84.19	9.131	545	71.19
30 - 59	77	14,571,387	9.08	8.980	530	76.30
60 - 89	17	3,563,337	2.22	7.704	512	80.49
90 - 119	7	1,093,828	0.68	7.997	494	87.39
Greater than or equal to 120	65	6,137,179	3.83	8.825	505	76.44
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Principal Balance at	Initial	Remaining	Remaining	Coupon	Non-Zero	Updated
Origination ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	93	3,077,875	1.92	10.775	578	84.57
50,000.01 - 100,000.00	145	10,814,563	6.74	10.282	539	73.38
100,000.01 - 150,000.00	174	21,747,917	13.56	9.668	535	70.87
150,000.01 - 200,000.00	157	27,360,218	17.06	9.311	523	69.09
200,000.01 - 250,000.00	93	20,557,994	12.82	9.170	548	70.25
250,000.01 - 300,000.00	67	18,190,698	11.34	9.002	535	70.17
300,000.01 - 350,000.00	65	20,973,439	13.07	8.360	552	73.85
350,000.01 - 400,000.00	23	8,620,066	5.37	9.470	533	69.45
400,000.01 - 450,000.00	17	7,150,148	4.46	8.602	548	75.05
450,000.01 - 500,000.00	16	7,634,566	4.76	8.670	513	79.80
500,000.01 - 550,000.00	5	2,640,622	1.65	7.191	538	81.55
550,000.01 - 600,000.00	3	1,742,874	1.09	7.190	606	73.51
600,000.01 - 650,000.00	2	1,263,703	0.79	7.744	545	78.65
650,000.01 - 700,000.00	2	1,322,567	0.82	7.248	534	87.48
700,000.01 - 750,000.00	2	1,492,500	0.93	6.287	578	75.73
850,000.01 - 900,000.00	1	880,000	0.55	6.125	627	73.64
950,000.01 - 1,000,000.00	1	997,092	0.62	7.650	485	73.86
Greater than or equal 1,000,000.01	3	3,951,010	2.46	8.811	637	67.89
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	Coupon	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	98	3,306,345	2.06	10.770	573	85.61
50,000.01 - 100,000.00	142	10,757,609	6.71	10.281	539	72.69
100,000.01 - 150,000.00	172	21,576,401	13.45	9.660	535	70.91
150,000.01 - 200,000.00	157	27,360,218	17.06	9.311	523	69.09
200,000.01 - 250,000.00	93	20,557,994	12.82	9.170	548	70.25
250,000.01 - 300,000.00	67	18,190,698	11.34	9.002	535	70.17
300,000.01 - 350,000.00	65	20,973,439	13.07	8.360	552	73.85
350,000.01 - 400,000.00	23	8,620,066	5.37	9.470	533	69.45
400,000.01 - 450,000.00	17	7,150,148	4.46	8.602	548	75.05
450,000.01 - 500,000.00	16	7,634,566	4.76	8.670	513	79.80
500,000.01 - 550,000.00	5	2,640,622	1.65	7.191	538	81.55
550,000.01 - 600,000.00	3	1,742,874	1.09	7.190	606	73.51
600,000.01 - 650,000.00	1	606,621	0.38	8.875	581	91.22
650,000.01 - 700,000.00	3	1,979,648	1.23	7.066	527	80.70
700,000.01 - 750,000.00	2	1,492,500	0.93	6.287	578	75.73
850,000.01 - 900,000.00	1	880,000	0.55	6.125	627	73.64
950,000.01 - 1,000,000.00	1	997,092	0.62	7.650	485	73.86
Greater than or equal 1,000,000.01	3	3,951,010	2.46	8.811	637	67.89
Total:	869	160,417,851	100.00	9.067	541	72.17

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Term	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	7	179,140	0.11	10.427	634	72.95
61 - 120	23	1,091,800	0.68	10.761	515	77.62
121 - 180	84	4,989,804	3.11	10.813	604	91.35
181 - 240	10	496,244	0.31	9.872	559	75.23
241 - 300	25	1,969,993	1.23	9.745	508	76.26
301 - 360	709	148,405,857	92.51	9.018	540	71.21
Greater than or equal to 361	11	3,285,014	2.05	7.462	512	81.70
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Seasoning	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	41	9,873,044	6.15	11.289	510	58.20
1 - 12	725	140,324,293	87.47	8.942	545	72.76
13 - 24	26	5,069,786	3.16	7.565	541	77.36
25 - 36	5	437,873	0.27	7.516	563	71.42
37 - 48	3	309,226	0.19	8.157	504	86.52
49 - 60	8	812,632	0.51	8.863	495	88.47
61 - 120	59	3,526,764	2.20	10.225	509	76.64
121 - 180	1	35,212	0.02	9.250	532	15.48
181 - 240	1	29,021	0.02	15.899	521	11.61
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	3	758,585	0.47	5.269	564	85.77
5.500 - 5.999	19	5,104,803	3.18	5.793	630	70.31
6.000 - 6.499	36	8,946,694	5.58	6.257	632	76.27
6.500 - 6.999	69	16,563,440	10.33	6.757	594	77.72
7.000 - 7.499	42	10,353,212	6.45	7.167	567	75.92
7.500 - 7.999	67	15,803,182	9.85	7.726	551	74.93
8.000 - 8.499	37	6,657,675	4.15	8.146	524	75.04
8.500 - 8.999	78	17,575,403	10.96	8.772	541	74.17
9.000 - 9.499	45	7,984,491	4.98	9.190	529	74.24
9.500 - 9.999	84	15,996,663	9.97	9.774	506	71.41
10.000 - 10.499	37	4,749,335	2.96	10.152	494	70.27
10.500 - 10.999	100	15,200,656	9.48	10.802	509	67.67
11.000 - 11.499	84	10,406,364	6.49	11.294	513	67.59
11.500 - 11.999	113	18,107,142	11.29	11.701	508	64.78
12.000 - 12.499	32	4,768,780	2.97	12.102	499	67.93
12.500 - 12.999	12	929,926	0.58	12.829	545	78.85
13.000 - 13.499	4	212,847	0.13	13.367	526	67.16
13.500 - 13.999	5	253,449	0.16	13.864	597	94.26
15.500 - 15.999	2	45,206	0.03	15.756	536	33.38
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	55	8,082,845	5.04	9.986	529	43.13
50.01 - 55.00	27	5,121,140	3.19	10.125	544	53.66
55.01 - 60.00	45	8,087,731	5.04	10.334	502	60.01
60.01 - 65.00	95	20,074,214	12.51	10.091	517	63.32
65.01 - 70.00	146	30,255,569	18.86	10.074	523	68.91
70.01 - 75.00	113	22,010,011	13.72	9.429	518	74.05
75.01 - 80.00	186	39,309,951	24.50	7.371	574	77.17
80.01 - 85.00	32	5,103,669	3.18	8.317	532	79.03
85.01 - 90.00	54	9,983,396	6.22	8.102	562	90.16
90.01 - 95.00	45	7,559,459	4.71	8.033	583	91.36
95.01 - 100.00	71	4,829,868	3.01	10.271	589	94.32
Total:	869	160,417,851	100.00	9.067	541	72.17

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	61	8,220,096	5.12	9.989	530	43.31
50.01 - 55.00	29	5,188,640	3.23	10.132	544	53.63
55.01 - 60.00	42	8,047,846	5.02	10.328	501	59.94
60.01 - 65.00	98	20,423,236	12.73	10.059	517	63.35
65.01 - 70.00	149	30,261,141	18.86	10.089	523	68.97
70.01 - 75.00	115	22,558,239	14.06	9.378	518	73.92
75.01 - 80.00	176	37,576,586	23.42	7.368	576	77.65
80.01 - 85.00	33	5,935,765	3.70	8.117	527	77.93
85.01 - 90.00	50	9,682,294	6.04	8.113	560	90.42
90.01 - 95.00	45	7,516,638	4.69	7.967	589	91.25
95.01 - 100.00	71	5,007,370	3.12	10.155	585	94.06
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	75	9,791,724	6.10	10.049	532	42.33
50.01 - 55.00	39	7,031,036	4.38	9.409	537	52.41
55.01 - 60.00	54	10,567,257	6.59	9.659	523	58.03
60.01 - 65.00	102	20,075,663	12.51	9.757	532	62.96
65.01 - 70.00	118	26,076,176	16.26	9.453	536	67.58
70.01 - 75.00	113	23,548,455	14.68	8.953	535	72.68
75.01 - 80.00	112	22,411,363	13.97	8.636	544	77.56
80.01 - 85.00	78	16,884,108	10.53	8.116	551	82.44
85.01 - 90.00	42	6,100,001	3.80	8.401	551	87.26
90.01 - 95.00	26	5,611,112	3.50	8.239	551	92.00
95.01 - 100.00	41	5,675,176	3.54	8.260	596	97.85
Greater than or equal to 100.01	69	6,645,782	4.14	8.978	563	106.80
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Not Available	3	298,221	0.19	10.962	0	45.92
Less than or equal to 399	2	213,273	0.13	10.811	386	74.55
400 - 424	10	1,651,463	1.03	9.746	417	74.66
425 - 449	33	4,901,038	3.06	10.043	440	71.41
450 - 474	97	16,383,670	10.21	10.067	464	69.79
475 - 499	191	36,242,443	22.59	9.884	487	69.37
500 - 524	149	28,163,685	17.56	9.388	512	71.02
525 - 549	84	16,030,932	9.99	8.978	536	73.68
550 - 574	52	11,057,727	6.89	8.976	561	69.93
575 - 599	56	11,105,956	6.92	8.307	588	75.29
600 - 624	38	7,585,533	4.73	7.779	614	79.51
625 - 649	36	6,953,546	4.33	7.822	635	77.70
650 - 674	43	8,585,715	5.35	7.860	659	77.61
675 - 699	30	5,170,630	3.22	7.008	687	70.69
700 - 724	23	2,311,371	1.44	7.277	711	77.03
725 - 749	8	1,754,177	1.09	7.012	739	67.57
750 - 774	8	1,181,412	0.74	7.415	757	82.13
775 - 799	5	797,398	0.50	6.676	783	68.61
Greater than or equal to 800	1	29,662	0.02	7.550	802	104.67
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	250	68,774,837	42.87	8.869	537	69.57
Florida	157	26,574,068	16.57	9.603	526	71.72
Nevada	58	10,884,233	6.78	9.399	534	72.73
Arizona	50	8,137,998	5.07	9.657	530	68.70
Texas	49	5,113,950	3.19	7.789	586	80.67
New Jersey	22	4,921,319	3.07	9.423	565	69.14
Colorado	19	3,656,323	2.28	8.447	550	73.42
Washington	20	3,250,648	2.03	8.524	565	79.18
Massachusetts	13	2,709,815	1.69	8.968	560	78.32
New York	15	2,520,686	1.57	9.373	565	72.02
Georgia	21	2,051,502	1.28	9.101	531	87.42
Maryland	10	1,940,093	1.21	8.963	549	66.86
Connecticut	8	1,917,462	1.20	8.520	646	68.51
Missouri	22	1,785,696	1.11	10.386	522	67.47
North Carolina	12	1,623,210	1.01	8.418	513	81.65
South Carolina	13	1,583,349	0.99	7.723	623	78.80
Illinois	12	1,577,414	0.98	7.718	531	68.22
Michigan	20	1,481,889	0.92	9.602	521	88.33
Pennsylvania	18	1,186,258	0.74	10.570	533	81.06
Virginia	8	1,050,415	0.65	9.891	532	85.54
Minnesota	4	1,007,035	0.63	7.762	584	90.67
Oregon	7	948,423	0.59	8.559	611	74.82
District of Columbia	2	763,955	0.48	9.483	548	88.52
Tennessee	12	713,195	0.44	8.979	584	88.47
Utah	3	628,654	0.39	8.987	568	81.04
New Mexico	5	561,215	0.35	9.106	623	76.23

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Ohio	8	538,258	0.34	8.918	546	89.28
Hawaii	2	451,062	0.28	9.215	538	68.65
Indiana	5	291,251	0.18	10.979	523	70.94
Louisiana	5	264,055	0.16	10.806	479	79.89
Wisconsin	3	257,046	0.16	9.578	523	79.94
Rhode Island	1	212,638	0.13	8.450	453	88.60
Oklahoma	3	199,821	0.12	10.378	464	69.87
Idaho	2	197,406	0.12	8.537	576	78.27
Nebraska	3	140,439	0.09	10.297	542	68.37
New Hampshire	1	118,668	0.07	8.975	495	60.13
Iowa	1	96,304	0.06	5.875	582	81.68
Mississippi	2	84,468	0.05	9.876	506	86.28
Vermont	1	77,439	0.05	13.480	427	29.22
Arkansas	1	66,312	0.04	9.475	543	96.24
Kentucky	1	59,043	0.04	9.000	509	73.80
Total:	869	160,417,851	100.00	9.067	541	72.17

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	776	149,615,002	93.27	9.125	536	71.53
Investment	50	7,048,695	4.39	8.039	629	82.46
Second Home	18	2,607,942	1.63	7.623	635	77.66
Unknown	24	1,077,962	0.67	11.014	501	79.71
Non-Owner Occupied	1	68,251	0.04	10.990	589	80.30
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	422	84,744,592	52.83	9.448	536	70.03
Full	376	60,611,182	37.78	8.672	536	74.87
No Documentation	27	6,420,198	4.00	9.995	562	65.61
No Income Verifier	22	3,923,094	2.45	7.620	660	78.24
Limited	11	2,564,536	1.60	6.986	578	82.96
LITE	4	966,207	0.60	6.863	545	79.72
No Ratio (NID)	4	777,618	0.48	7.728	627	79.12
Reduced	2	317,574	0.20	8.068	552	54.62
Alternative	1	92,850	0.06	10.500	617	94.99
Total:	869	160,417,851	100.00	9.067	541	72.17

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	547	108,414,675	67.58	9.624	520	69.36
Purchase	263	42,824,561	26.70	7.685	595	78.35
Refinance - Rate Term	32	6,728,263	4.19	8.434	547	77.08
Debt Consolidation	13	1,639,146	1.02	10.433	506	75.89
Unknown	11	598,629	0.37	9.785	520	75.21
Home Improvement	3	212,577	0.13	10.486	571	69.32
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	626	113,748,517	70.91	9.420	532	71.07
PUD	161	29,098,737	18.14	8.022	580	75.71
Condo	38	8,087,865	5.04	8.069	549	73.43
2-4 Family	29	7,189,295	4.48	8.262	540	74.11
Deminimus PUD	10	1,823,937	1.14	11.216	496	68.29
Manufactured Housing	3	250,945	0.16	8.567	491	88.82
Townhouse	1	186,332	0.12	9.440	580	81.01
Rowhouse	1	32,223	0.02	12.990	550	51.03
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment*
Year & Month	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
of Next Rate	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2006-05	5	419,841	0.31	9.826	526	75.41
2006-06	5	986,492	0.72	7.791	571	71.05
2006-07	1	142,019	0.10	9.000	497	88.76
2006-08	1	59,309	0.04	8.950	485	124.86
2006-09	2	179,368	0.13	8.890	477	97.79
2006-10	2	210,388	0.15	8.838	512	85.07
2006-11	2	506,712	0.37	6.485	653	70.58
2006-12	1	56,441	0.04	8.400	433	77.58
2007-01	4	1,467,440	1.07	7.170	538	83.99
2007-03	6	1,036,268	0.76	7.794	510	76.77
2007-04	17	3,618,759	2.64	6.884	532	70.71
2007-05	7	1,652,316	1.20	6.915	464	77.75
2007-06	7	1,471,662	1.07	8.141	495	81.36
2007-07	14	3,440,589	2.51	7.708	523	78.39
2007-08	19	4,901,106	3.57	7.852	520	85.56
2007-09	21	5,084,629	3.70	8.288	515	76.40
2007-10	27	6,660,206	4.85	7.633	600	80.06
2007-11	44	11,338,280	8.26	7.886	564	79.83
2007-12	28	5,436,062	3.96	9.322	538	69.46
2008-01	86	16,418,263	11.96	10.267	493	68.48
2008-02	208	40,577,047	29.56	10.092	505	66.45
2008-03	27	4,313,829	3.14	10.368	523	68.48
2008-04	29	7,015,145	5.11	11.263	507	57.86
2008-05	12	2,787,975	2.03	11.349	518	61.27
2008-08	3	969,171	0.71	8.546	518	86.33
2008-10	4	1,001,577	0.73	6.811	638	74.35
2008-11	4	645,929	0.47	8.033	549	71.61
2008-12	2	503,373	0.37	10.673	496	70.39
2009-01	3	455,422	0.33	8.257	506	76.50
2009-02	6	4,231,998	3.08	8.980	628	68.04
2009-03	2	322,323	0.23	7.661	576	63.48
2009-04	1	209,924	0.15	8.050	536	45.64
2009-11	1	137,824	0.10	6.250	792	45.94
2010-08	4	1,267,278	0.92	6.365	645	71.06
2010-10	21	4,264,719	3.11	6.765	671	79.41
2010-11	1	332,806	0.24	6.875	777	70.88
2010-12	2	418,560	0.30	7.174	620	77.73
2011-01	6	1,706,282	1.24	6.494	679	62.43
2011-02	1	313,710	0.23	6.375	666	73.81
2012-09	1	360,750	0.26	5.750	731	74.77
2015-10	1	329,915	0.24	6.250	626	77.63
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500 - 1.999	1	175,635	0.13	5.750	731	60.56
2.000 - 2.499	29	6,042,390	4.40	6.650	677	75.80
2.500 - 2.999	16	4,348,289	3.17	6.506	664	80.66
3.000 - 3.499	2	284,103	0.21	7.206	502	77.91
3.500 - 3.999	1	227,367	0.17	8.990	607	78.40
4.000 - 4.499	12	3,693,137	2.69	6.274	592	67.10
4.500 - 4.999	42	10,100,424	7.36	7.662	495	80.66
5.000 - 5.499	46	14,384,609	10.48	9.571	559	65.10
5.500 - 5.999	38	10,376,047	7.56	7.968	556	74.70
6.000 - 6.499	35	8,137,254	5.93	8.025	547	73.77
6.500 - 6.999	257	53,499,427	38.98	9.660	504	69.65
7.000 - 7.499	109	16,934,404	12.34	10.682	522	66.61
7.500 - 7.999	39	7,399,712	5.39	10.473	527	72.89
8.000 - 8.499	6	824,034	0.60	9.249	554	89.74
8.500 - 8.999	4	710,042	0.52	10.419	483	66.76
9.000 - 9.499	1	114,830	0.08	10.000	532	71.77
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Maximum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.500 - 9.999	1	360,750	0.26	5.750	731	74.77
10.500 - 10.999	3	435,992	0.32	5.708	699	63.72
11.000 - 11.499	11	2,153,517	1.57	6.037	633	75.89
11.500 - 11.999	15	3,559,181	2.59	6.258	658	72.66
12.000 - 12.499	21	7,034,225	5.13	6.270	610	76.73
12.500 - 12.999	32	8,897,600	6.48	6.820	565	76.35
13.000 - 13.499	37	9,478,138	6.91	7.021	558	77.73
13.500 - 13.999	44	11,771,083	8.58	7.644	541	75.27
14.000 - 14.499	38	8,143,430	5.93	7.976	542	77.19
14.500 - 14.999	59	14,908,853	10.86	8.693	540	71.99
15.000 - 15.499	39	8,142,301	5.93	9.138	536	74.89
15.500 - 15.999	60	14,236,443	10.37	9.708	503	71.04
16.000 - 16.499	24	4,218,714	3.07	10.104	484	67.04
16.500 - 16.999	43	8,255,452	6.01	10.695	507	66.54
17.000 - 17.499	29	4,612,123	3.36	11.157	511	62.91
17.500 - 17.999	78	14,749,224	10.75	11.631	504	62.52
18.000 - 18.499	22	4,236,090	3.09	11.833	476	67.00
18.500 - 18.999	46	6,427,557	4.68	11.375	508	64.87
19.000 - 19.499	36	5,631,032	4.10	11.661	508	65.69
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Minimum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	21	4,317,821	3.15	6.605	675	77.53
2.500 - 2.999	11	2,989,328	2.18	6.474	669	85.68
4.500 - 4.999	1	175,635	0.13	5.750	731	60.56
5.000 - 5.499	1	335,960	0.24	5.250	517	75.99
5.500 - 5.999	10	3,049,678	2.22	5.793	594	70.06
6.000 - 6.499	15	4,649,757	3.39	6.259	589	73.90
6.500 - 6.999	39	10,279,307	7.49	6.850	561	75.03
7.000 - 7.499	32	8,426,607	6.14	7.141	553	76.33
7.500 - 7.999	52	13,404,800	9.77	7.737	549	76.14
8.000 - 8.499	30	5,781,508	4.21	8.511	514	74.77
8.500 - 8.999	63	16,426,301	11.97	8.748	541	74.35
9.000 - 9.499	32	6,791,788	4.95	9.208	532	74.42
9.500 - 9.999	57	13,384,823	9.75	9.773	502	69.26
10.000 - 10.499	49	8,070,120	5.88	10.866	488	66.53
10.500 - 10.999	68	11,836,312	8.62	10.822	507	65.30
11.000 - 11.499	53	7,962,306	5.80	11.289	506	64.30
11.500 - 11.999	81	14,732,106	10.73	11.649	502	63.05
12.000 - 12.499	23	4,637,550	3.38	12.049	492	64.82
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

Initial Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Initial	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.001 - 1.000	9	676,851	0.49	9.119	564	72.02
1.001 - 2.000	113	25,885,548	18.86	9.389	517	71.36
2.001 - 3.000	450	98,306,820	71.63	9.106	531	70.82
4.001 - 5.000	63	11,889,273	8.66	8.709	600	72.51
5.001 - 6.000	3	493,212	0.36	6.441	645	73.80
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Subsequent	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.999	499	112,109,587	81.68	8.740	537	72.65
2.000 - 2.999	92	18,894,212	13.77	10.677	530	63.60
3.000 - 3.999	43	5,671,633	4.13	11.140	509	64.92
8.000 - 8.999	4	576,273	0.42	10.990	510	72.68
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

Lifetime Periodic Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lifetime	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	360,750	0.26	5.750	731	74.77
4.500 - 4.999	1	269,436	0.20	10.650	469	61.94
5.000 - 5.499	27	5,211,102	3.80	6.746	671	77.01
5.500 - 5.999	1	66,312	0.05	9.475	543	96.24
6.000 - 6.499	452	103,293,790	75.26	9.133	526	70.69
6.500 - 6.999	50	11,315,641	8.24	7.605	565	77.20
7.000 - 7.499	55	9,544,699	6.95	10.522	533	68.82
8.000 - 8.499	51	7,189,976	5.24	11.195	503	65.83
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
Original	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Prepayment Charge	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	282	40,287,167	25.11	8.696	579	74.75
6	1	1,749,760	1.09	8.750	654	69.99
12	19	6,822,212	4.25	9.434	541	69.40
24	488	97,339,299	60.68	9.349	520	71.51
36	79	14,219,414	8.86	8.042	564	71.04
Total:	869	160,417,851	100.00	9.067	541	72.17

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	776	155,177,690	96.73	9.008	539	71.49
2nd Lien	93	5,240,162	3.27	10.809	613	92.32
Total:	869	160,417,851	100.00	9.067	541	72.17

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	789	151,108,566	94.20	9.094	544	71.85
Forbearance	37	5,186,542	3.23	8.243	509	77.18
Bankruptcy	43	4,122,744	2.57	9.087	503	77.76
Total:	869	160,417,851	100.00	9.067	541	72.17

DESCRIPTION OF THE FIXED RATE COLLATERAL

SUMMARY - FIXED RATE POOL
Number of Mortgage Loans	231
Aggregate Principal Balance	$23,166,146
Average Original Principal Balance	$102,130	Property Type:
Average Current Principal Balance	$100,286	Single Family:	66.14%
Range:	$5,782-$479,459	Manufactured Housing:	1.08%
W.A. Coupon:	8.775%	2-4 Family:	4.92%
Range:	5.140%-15.899%	PUD:	22.27%
W.A. Remaining Term (months):	291	Condo	5.44%
Range:	1-359	Other	0.14%
W.A. Seasoning (months):	19
Latest Maturity Date:	March 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	86.63%
California:	28.00%	Investment:	6.73%
Florida:	11.09%	Second Home:	1.99%
Texas:	8.77%	Unknown:	4.65%
Washington:	5.43%	Cashflow Velocity (60+ days delinquent):
Arizona:	4.48%	1 Month:	135.35%
Non-Zero W.A. Current Combined LTV:	78.52%	3 Month:	134.12%
Range:	16.52%-99.99%	5 Month:	114.73%
W.A. Current Updated Combined LTV(1):	78.61%	Non-Zero W.A. Prepayment Penalty - Term (months):	33
Range:	6.35%-133.95%	Loans with Prepay Penalties:	46.09%
First Liens:	77.38%	Loans with Primary Mortgage Insurance	5.48%
Second Liens :	22.62%	BPO in Updated CLTV calc :	100.00%
Non-Balloon Loans:	76.56%
W.A. FICO Score(2):	580
Loans in Bankruptcy:	10.72%
Delinquency:
Current:	77.96%
30-59 Days:	6.61%
60+ Days:	15.43%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. For purposes of calculating updated CLTV’s, a BPO was used for 100.00% of the Fixed Rate Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (77.46% of the Fixed Rate Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (22.54% of the Fixed Rate Mortgage Loans by balance).

DESCRIPTION OF THE FIXED RATE COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed Rate	231	23,166,146	100.00	8.775	580	78.61
Total:	231	23,166,146	100.00	8.775	580	78.61

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	167	18,060,812	77.96	8.511	600	78.82
30 - 59	15	1,531,059	6.61	9.951	545	82.94
60 - 89	3	170,706	0.74	9.700	499	61.56
90 - 119	1	39,408	0.17	11.040	543	87.57
120 >=	45	3,364,162	14.52	9.586	498	76.28
Total:	231	23,166,146	100.00	8.775	580	78.61

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Principal Balance at	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Origination ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	81	2,569,989	11.09	10.828	591	86.35
50,000.01 - 100,000.00	70	4,927,026	21.27	10.108	567	83.34
100,000.01 - 150,000.00	37	4,389,606	18.95	8.862	581	81.25
150,000.01 - 200,000.00	11	1,868,028	8.06	7.840	585	76.22
200,000.01 - 250,000.00	13	2,978,717	12.86	7.450	588	69.52
250,000.01 - 300,000.00	4	1,107,924	4.78	7.550	569	67.48
300,000.01 - 350,000.00	9	2,849,517	12.30	7.629	579	71.09
350,000.01 - 400,000.00	2	716,258	3.09	6.748	611	100.88
400,000.01 - 450,000.00	2	821,737	3.55	6.373	643	73.44
450,000.01 - 500,000.00	2	937,344	4.05	10.404	530	77.35
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	86	2,798,460	12.08	10.817	584	87.42
50,000.01 - 100,000.00	67	4,870,072	21.02	10.103	566	81.94
100,000.01 - 150,000.00	35	4,218,090	18.21	8.786	585	81.91
150,000.01 - 200,000.00	11	1,868,028	8.06	7.840	585	76.22
200,000.01 - 250,000.00	13	2,978,717	12.86	7.450	588	69.52
250,000.01 - 300,000.00	4	1,107,924	4.78	7.550	569	67.48
300,000.01 - 350,000.00	9	2,849,517	12.30	7.629	579	71.09
350,000.01 - 400,000.00	2	716,258	3.09	6.748	611	100.88
400,000.01 - 450,000.00	2	821,737	3.55	6.373	643	73.44
450,000.01 - 500,000.00	2	937,344	4.05	10.404	530	77.35
Total:	231	23,166,146	100.00	8.775	580	78.61

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Term	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	7	179,140	0.77	10.427	634	72.95
61 - 120	23	1,091,800	4.71	10.761	515	77.62
121 - 180	84	4,989,804	21.54	10.813	604	91.35
181 - 240	10	496,244	2.14	9.872	559	75.23
241 - 300	20	1,603,469	6.92	9.552	503	76.32
301 - 360	87	14,805,690	63.91	7.801	586	74.82
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Seasoning	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 12	157	17,972,100	77.58	8.589	601	79.21
13 - 24	6	762,246	3.29	7.623	531	64.28
25 - 36	3	167,679	0.72	7.470	529	75.18
37 - 48	2	277,388	1.20	7.802	510	89.68
49 - 60	7	762,261	3.29	8.838	496	88.77
61 - 120	54	3,160,240	13.64	10.182	506	76.72
121 - 180	1	35,212	0.15	9.250	532	15.48
181 - 240	1	29,021	0.13	15.899	521	11.61
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	162,485	0.70	5.140	634	97.15
5.500 - 5.999	5	1,163,198	5.02	5.849	660	70.16
6.000 - 6.499	10	2,012,240	8.69	6.183	696	78.26
6.500 - 6.999	21	4,058,146	17.52	6.707	626	80.09
7.000 - 7.499	5	849,779	3.67	7.267	579	69.53
7.500 - 7.999	13	1,827,117	7.89	7.714	535	64.15
8.000 - 8.499	9	1,005,301	4.34	8.214	552	74.05
8.500 - 8.999	16	1,381,271	5.96	8.828	537	71.71
9.000 - 9.499	14	1,261,430	5.45	9.153	513	75.44
9.500 - 9.999	27	2,735,156	11.81	9.850	527	80.64
10.000 - 10.499	12	537,622	2.32	10.153	573	95.37
10.500 - 10.999	24	1,990,795	8.59	10.742	541	83.81
11.000 - 11.499	24	1,621,501	7.00	11.230	555	86.05
11.500 - 11.999	21	1,188,832	5.13	11.759	593	83.01
12.000 - 12.499	9	394,952	1.70	12.132	582	95.72
12.500 - 12.999	9	464,820	2.01	12.668	589	90.14
13.000 - 13.499	4	212,847	0.92	13.367	526	67.16
13.500 - 13.999	5	253,449	1.09	13.864	597	94.26
15.500 - 15.999	2	45,206	0.20	15.756	536	33.38
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	9	825,671	3.56	8.473	566	41.79
50.01 - 55.00	2	148,167	0.64	8.141	514	51.76
55.01 - 60.00	7	666,551	2.88	8.756	521	61.04
60.01 - 65.00	10	1,811,123	7.82	8.094	539	60.79
65.01 - 70.00	14	3,154,260	13.62	7.974	584	70.46
70.01 - 75.00	24	2,922,273	12.61	9.295	541	76.17
75.01 - 80.00	42	4,890,350	21.11	7.612	614	77.48
80.01 - 85.00	15	1,149,578	4.96	8.685	556	81.86
85.01 - 90.00	21	2,283,648	9.86	9.002	590	95.85
90.01 - 95.00	20	1,644,171	7.10	9.132	572	85.92
95.01 - 100.00	67	3,670,355	15.84	10.762	607	95.41
Total:	231	23,166,146	100.00	8.775	580	78.61

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	15	962,922	4.16	8.715	567	43.50
50.01 - 55.00	3	166,222	0.72	8.117	536	50.69
55.01 - 60.00	5	676,112	2.92	8.793	507	59.78
60.01 - 65.00	13	2,160,146	9.32	8.119	538	61.47
65.01 - 70.00	16	3,031,607	13.09	8.094	583	72.51
70.01 - 75.00	26	3,577,299	15.44	8.964	539	73.67
75.01 - 80.00	35	4,102,239	17.71	7.530	632	80.32
80.01 - 85.00	14	1,057,847	4.57	8.919	557	83.52
85.01 - 90.00	18	2,158,182	9.32	8.913	593	94.94
90.01 - 95.00	19	1,425,715	6.15	9.232	585	88.28
95.01 - 100.00	67	3,847,857	16.61	10.589	602	95.02
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	20	1,355,679	5.85	9.274	555	39.97
50.01 - 55.00	7	958,297	4.14	8.563	520	52.53
55.01 - 60.00	4	606,426	2.62	7.593	567	56.76
60.01 - 65.00	12	1,312,237	5.66	8.286	551	62.50
65.01 - 70.00	14	2,073,893	8.95	8.055	593	66.55
70.01 - 75.00	26	4,177,811	18.03	8.191	556	72.26
75.01 - 80.00	24	2,695,465	11.64	8.667	579	77.90
80.01 - 85.00	20	2,758,096	11.91	8.566	609	82.00
85.01 - 90.00	15	1,186,444	5.12	8.677	588	86.75
90.01 - 95.00	12	721,439	3.11	10.963	600	92.74
95.01 - 100.00	24	1,693,047	7.31	9.863	627	97.98
Greater than or equal to 100.01	53	3,627,313	15.66	9.434	591	107.08
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
400 - 424	4	290,420	1.25	11.039	420	71.92
425 - 449	7	828,668	3.58	9.485	442	70.24
450 - 474	14	755,516	3.26	10.035	463	72.33
475 - 499	30	3,602,732	15.55	9.349	489	74.08
500 - 524	26	2,186,824	9.44	9.540	516	69.09
525 - 549	24	2,812,665	12.14	9.319	539	77.97
550 - 574	13	1,720,808	7.43	9.130	560	83.30
575 - 599	18	1,523,986	6.58	9.472	588	80.73
600 - 624	12	745,275	3.22	9.927	612	86.84
625 - 649	21	2,371,323	10.24	7.891	636	88.10
650 - 674	21	2,561,576	11.06	7.705	663	82.61
675 - 699	14	1,609,829	6.95	6.988	689	71.54
700 - 724	17	1,314,111	5.67	7.631	709	87.17
725 - 749	3	455,577	1.97	6.351	744	75.20
750 - 774	4	210,798	0.91	11.963	754	95.17
775 - 799	2	146,376	0.63	6.686	792	77.43
Greater than or equal to 800	1	29,662	0.13	7.550	802	104.67
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
California	39	6,486,087	28.00	9.016	577	73.54
Florida	24	2,569,242	11.09	9.228	550	74.02
Texas	22	2,032,439	8.77	7.325	603	85.32
Washington	10	1,258,998	5.43	8.125	626	81.47
Arizona	10	1,036,897	4.48	8.851	611	70.63
North Carolina	10	887,265	3.83	9.827	511	91.93
Colorado	4	689,911	2.98	7.053	581	79.14
New Jersey	4	679,843	2.93	6.727	636	68.82
South Carolina	7	589,840	2.55	7.844	679	84.41
Georgia	8	542,189	2.34	9.724	567	82.69
Nevada	4	538,808	2.33	8.738	624	86.96
Connecticut	5	515,285	2.22	7.596	665	70.62
Maryland	3	514,154	2.22	7.745	534	71.09
Utah	2	509,207	2.20	9.582	589	79.30
Tennessee	9	492,788	2.13	8.954	593	91.46
Michigan	8	484,056	2.09	8.908	568	105.17
Pennsylvania	12	460,534	1.99	10.067	545	81.15
New York	7	377,124	1.63	8.938	572	77.79
Illinois	6	358,014	1.55	9.242	552	61.58
Ohio	6	345,708	1.49	8.981	522	83.39
Virginia	3	316,075	1.36	9.404	584	97.68
Louisiana	4	207,614	0.90	11.460	492	80.51
Missouri	5	188,641	0.81	10.367	497	103.11
Massachusetts	3	140,658	0.61	11.623	588	85.83
Wisconsin	2	125,662	0.54	9.765	511	71.88
Indiana	3	124,550	0.54	11.039	501	65.70
Minnesota	1	110,643	0.48	9.742	507	105.49
Oregon	2	104,199	0.45	10.831	672	97.28
Iowa	1	96,304	0.42	5.875	582	81.68
Idaho	1	95,607	0.41	6.990	651	89.35
Nebraska	2	88,034	0.38	9.884	608	74.01
Vermont	1	77,439	0.33	13.480	427	29.22
Kentucky	1	59,043	0.25	9.000	509	73.80
Mississippi	1	34,097	0.15	10.800	527	89.73
New Mexico	1	29,190	0.13	11.250	599	93.09
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	182	20,067,977	86.63	8.686	576	78.21
Investment	18	1,558,252	6.73	8.422	673	83.24
Unknown	24	1,077,962	4.65	11.014	501	79.71
Second Home	7	461,956	1.99	8.613	652	77.96
Total:	231	23,166,146	100.00	8.775	580	78.61

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	140	12,649,860	54.60	8.627	573	79.20
Stated Documentation	67	7,218,700	31.16	9.466	582	77.95
No Income Verifier	10	1,062,611	4.59	8.020	618	80.66
No Documentation	4	761,454	3.29	6.953	597	80.70
Limited	4	581,398	2.51	7.119	626	76.56
LITE	2	375,572	1.62	8.144	562	73.76
Reduced	2	317,574	1.37	8.068	552	54.62
No Ratio (NID)	1	106,127	0.46	11.990	721	103.88
Alternative	1	92,850	0.40	10.500	617	94.99
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	103	12,331,990	53.23	8.781	557	74.35
Purchase	99	8,178,437	35.30	8.922	625	84.87
Refinance - Rate Term	11	1,587,455	6.85	7.308	582	80.19
Unknown	11	598,629	2.58	9.785	520	75.21
Debt Consolidation	6	397,811	1.72	9.884	491	85.45
Home Improvement	1	71,825	0.31	8.990	546	53.20
Total:	231	23,166,146	100.00	8.775	580	78.61

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	160	15,323,019	66.14	9.065	567	77.07
PUD	51	5,159,477	22.27	8.441	605	82.81
Condo	8	1,259,931	5.44	7.842	615	81.46
2-4 Family	8	1,140,552	4.92	7.358	626	75.64
Manufactured Housing	3	250,945	1.08	8.567	491	88.82
Rowhouse	1	32,223	0.14	12.990	550	51.03
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Prepayment Charge Term
Original	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Prepayment Charge	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	148	12,489,517	53.91	8.578	593	82.19
12	1	73,686	0.32	11.990	658	86.77
24	33	2,467,274	10.65	10.156	588	89.23
36	49	8,135,670	35.12	8.631	558	69.82
Total:	231	23,166,146	100.00	8.775	580	78.61

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	138	17,925,985	77.38	8.181	571	74.61
2nd Lien	93	5,240,162	22.62	10.809	613	92.32
Total:	231	23,166,146	100.00	8.775	580	78.61

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	192	20,102,158	86.77	8.680	592	78.92
Bankruptcy	29	2,484,318	10.72	9.454	495	78.80
Forbearance	10	579,670	2.50	9.170	539	67.22
Total:	231	23,166,146	100.00	8.775	580	78.61

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

SUMMARY - ADJUSTABLE RATE POOL
Number of Mortgage Loans:	638	Index Type:
Aggregate Principal Balance:	$137,251,705	6 Month LIBOR:	98.46%
Average Original Principal Balance::	$215,539	1 Year Treasury:	1.19%
Average Current Principal Balance:	$215,128	Other:	0.35%
Range:	$21,428-$1,749,760	W.A. Initial Periodic Cap(3):	2.973%
W.A. Coupon:	9.116%	W.A. Subsequent Periodic Cap:	1.263%
Range:	5.250%-12.990%	W.A. Lifetime Rate Cap:	6.173%
W.A. Gross Margin:	6.100%	Property Type:
Range:	1.875%-9.000%	Single Family:	71.71%
W.A. Remaining Term (months):	358	2-4 Family:	4.41%
Range:	277-475	Condo:	4.97%
W.A. Seasoning (months):	5	PUD:	18.77%
Latest Maturity Date:	November 1, 2045	Other:	0.14%
State Concentration (Top 5):		Occupancy Status:
California:	45.38%	Primary:	94.39%
Florida:	17.49%	Investment:	4.05%
Nevada:	7.54%	Second Home:	1.56%
Arizona:	5.17%	Cashflow Velocity (60+ days delinquent):
New Jersey:	3.09%	1 Month:	42.39%
Non-Zero W.A. Current Combined LTV:	72.39%	3 Month:	91.04%
Range:	14.95%-99.80%	5 Month:	79.74%
W.A. Current Updated Combined LTV(1):	71.09%	Non-Zero W.A. Prepayment Penalty - Term (months):	24
Range:	6.13%-180.27%	Loans with Prepay Penalties:	79.75%
First Liens:	100.00%	Loans with Primary Mortgage Insurance	2.07%
Second Liens:	0.00%	BPO in Updated CLTV calc:	96.68%
Non-Balloon Loans:	96.65%
Non-Zero Current W.A. FICO Score(2):	535
Loans in Bankruptcy:	1.19%
Delinquency:
Current:	85.24%
30-59 Days:	9.50%
60+ Days:	5.26%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. For purposes of calculating updated CLTV’s, a BPO was used for 96.68% of the Adjustable Rate Mortgage Loans by balance. A BPO was not used for 3.32% of the Adjustable Rate Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (44.97% of the Adjustable Rate Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (55.03% of the Adjustable Rate Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
ARM	638	137,251,705	100.00	9.116	535	71.09
Total:	638	137,251,705	100.00	9.116	535	71.09

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	536	116,991,308	85.24	9.227	537	70.01
30 - 59	62	13,040,328	9.50	8.866	529	75.52
60 - 89	14	3,392,631	2.47	7.604	512	81.45
90 - 119	6	1,054,420	0.77	7.883	492	87.38
120 >=	20	2,773,017	2.02	7.902	514	76.65
Total:	638	137,251,705	100.00	9.116	535	71.09

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Principal Balance at	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Updated
Origination ($)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	12	507,885	0.37	10.510	512	75.60
50,000.01 - 100,000.00	75	5,887,538	4.29	10.428	515	65.04
100,000.01 - 150,000.00	137	17,358,311	12.65	9.872	523	68.24
150,000.01 - 200,000.00	146	25,492,190	18.57	9.418	519	68.57
200,000.01 - 250,000.00	80	17,579,276	12.81	9.462	541	70.38
250,000.01 - 300,000.00	63	17,082,774	12.45	9.097	532	70.35
300,000.01 - 350,000.00	56	18,123,922	13.20	8.475	548	74.28
350,000.01 - 400,000.00	21	7,903,808	5.76	9.717	526	66.60
400,000.01 - 450,000.00	15	6,328,411	4.61	8.891	536	75.26
450,000.01 - 500,000.00	14	6,697,222	4.88	8.427	510	80.14
500,000.01 - 550,000.00	5	2,640,622	1.92	7.191	538	81.55
550,000.01 - 600,000.00	3	1,742,874	1.27	7.190	606	73.51
600,000.01 - 650,000.00	2	1,263,703	0.92	7.744	545	78.65
650,000.01 - 700,000.00	2	1,322,567	0.96	7.248	534	87.48
700,000.01 - 750,000.00	2	1,492,500	1.09	6.287	578	75.73
850,000.01 - 900,000.00	1	880,000	0.64	6.125	627	73.64
950,000.01 - 1,000,000.00	1	997,092	0.73	7.650	485	73.86
Greater than or equal to 1,000,000.01	3	3,951,010	2.88	8.811	637	67.89
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	12	507,885	0.37	10.510	512	75.60
50,000.01 - 100,000.00	75	5,887,538	4.29	10.428	515	65.04
100,000.01 - 150,000.00	137	17,358,311	12.65	9.872	523	68.24
150,000.01 - 200,000.00	146	25,492,190	18.57	9.418	519	68.57
200,000.01 - 250,000.00	80	17,579,276	12.81	9.462	541	70.38
250,000.01 - 300,000.00	63	17,082,774	12.45	9.097	532	70.35
300,000.01 - 350,000.00	56	18,123,922	13.20	8.475	548	74.28
350,000.01 - 400,000.00	21	7,903,808	5.76	9.717	526	66.60
400,000.01 - 450,000.00	15	6,328,411	4.61	8.891	536	75.26
450,000.01 - 500,000.00	14	6,697,222	4.88	8.427	510	80.14
500,000.01 - 550,000.00	5	2,640,622	1.92	7.191	538	81.55
550,000.01 - 600,000.00	3	1,742,874	1.27	7.190	606	73.51
600,000.01 - 650,000.00	1	606,621	0.44	8.875	581	91.22
650,000.01 - 700,000.00	3	1,979,648	1.44	7.066	527	80.70
700,000.01 - 750,000.00	2	1,492,500	1.09	6.287	578	75.73
850,000.01 - 900,000.00	1	880,000	0.64	6.125	627	73.64
950,000.01 - 1,000,000.00	1	997,092	0.73	7.650	485	73.86
Greater than or equal to 1,000,000.01	3	3,951,010	2.88	8.811	637	67.89
Total:	638	137,251,705	100.00	9.116	535	71.09

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Term	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
241 - 300	5	366,524	0.27	10.590	531	76.00
301 - 360	622	133,600,167	97.34	9.152	535	70.81
Greater than or equal to 361	11	3,285,014	2.39	7.462	512	81.70
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Seasoning	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
(months)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	41	9,873,044	7.19	11.289	510	58.20
1 - 12	568	122,352,194	89.14	8.994	536	71.81
13 - 24	20	4,307,540	3.14	7.554	543	79.68
25 - 36	2	270,195	0.20	7.545	584	69.08
37 - 48	1	31,839	0.02	11.250	445	58.96
49 - 60	1	50,371	0.04	9.250	492	83.95
61 - 120	5	366,524	0.27	10.590	531	76.00
Total:	638	137,251,705	100.00	9.116	535	71.09

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	2	596,100	0.43	5.305	545	82.66
5.500 - 5.999	14	3,941,605	2.87	5.776	621	70.35
6.000 - 6.499	26	6,934,454	5.05	6.278	613	75.69
6.500 - 6.999	48	12,505,294	9.11	6.774	584	76.95
7.000 - 7.499	37	9,503,433	6.92	7.158	566	76.50
7.500 - 7.999	54	13,976,065	10.18	7.728	553	76.34
8.000 - 8.499	28	5,652,375	4.12	8.133	519	75.22
8.500 - 8.999	62	16,194,132	11.80	8.767	541	74.38
9.000 - 9.499	31	6,723,062	4.90	9.197	532	74.01
9.500 - 9.999	57	13,261,506	9.66	9.758	502	69.51
10.000 - 10.499	25	4,211,713	3.07	10.152	483	67.06
10.500 - 10.999	76	13,209,861	9.62	10.811	504	65.24
11.000 - 11.499	60	8,784,863	6.40	11.306	505	64.18
11.500 - 11.999	92	16,918,309	12.33	11.697	502	63.50
12.000 - 12.499	23	4,373,828	3.19	12.100	492	65.42
12.500 - 12.999	3	465,105	0.34	12.990	502	67.58
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	46	7,257,174	5.29	10.158	524	43.28
50.01 - 55.00	25	4,972,973	3.62	10.184	545	53.72
55.01 - 60.00	38	7,421,180	5.41	10.476	501	59.92
60.01 - 65.00	85	18,263,091	13.31	10.289	514	63.57
65.01 - 70.00	132	27,101,309	19.75	10.318	516	68.72
70.01 - 75.00	89	19,087,738	13.91	9.449	514	73.72
75.01 - 80.00	144	34,419,601	25.08	7.336	568	77.13
80.01 - 85.00	17	3,954,091	2.88	8.210	525	78.21
85.01 - 90.00	33	7,699,748	5.61	7.835	554	88.48
90.01 - 95.00	25	5,915,287	4.31	7.728	586	92.87
95.01 - 100.00	4	1,159,514	0.84	8.715	529	90.86
Total:	638	137,251,705	100.00	9.116	535	71.09

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	46	7,257,174	5.29	10.158	524	43.28
50.01 - 55.00	26	5,022,418	3.66	10.198	545	53.73
55.01 - 60.00	37	7,371,735	5.37	10.469	500	59.95
60.01 - 65.00	85	18,263,091	13.31	10.289	514	63.57
65.01 - 70.00	133	27,229,534	19.84	10.311	516	68.57
70.01 - 75.00	89	18,980,940	13.83	9.456	515	73.97
75.01 - 80.00	141	33,474,346	24.39	7.349	570	77.32
80.01 - 85.00	19	4,877,919	3.55	7.943	521	76.72
85.01 - 90.00	32	7,524,113	5.48	7.884	550	89.13
90.01 - 95.00	26	6,090,922	4.44	7.671	590	91.94
95.01 - 100.00	4	1,159,514	0.84	8.715	529	90.86
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50.00	55	8,436,045	6.15	10.174	528	42.71
50.01 - 55.00	32	6,072,738	4.42	9.543	540	52.39
55.01 - 60.00	50	9,960,831	7.26	9.784	521	58.11
60.01 - 65.00	90	18,763,426	13.67	9.860	531	62.99
65.01 - 70.00	104	24,002,283	17.49	9.574	531	67.67
70.01 - 75.00	87	19,370,644	14.11	9.117	530	72.77
75.01 - 80.00	88	19,715,898	14.36	8.632	539	77.52
80.01 - 85.00	58	14,126,012	10.29	8.028	539	82.53
85.01 - 90.00	27	4,913,557	3.58	8.334	542	87.38
90.01 - 95.00	14	4,889,673	3.56	7.837	544	91.89
95.01 - 100.00	17	3,982,129	2.90	7.579	582	97.80
Greater than or equal to 100.01	16	3,018,468	2.20	8.430	530	106.47
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Not Available	3	298,221	0.22	10.962	0	45.92
Less than or equal to 399	2	213,273	0.16	10.811	386	74.55
400 - 424	6	1,361,043	0.99	9.470	416	75.24
425 - 449	26	4,072,370	2.97	10.157	439	71.64
450 - 474	83	15,628,154	11.39	10.069	465	69.67
475 - 499	161	32,639,712	23.78	9.943	487	68.85
500 - 524	123	25,976,860	18.93	9.375	511	71.18
525 - 549	60	13,218,267	9.63	8.906	535	72.76
550 - 574	39	9,336,919	6.80	8.948	562	67.46
575 - 599	38	9,581,971	6.98	8.122	587	74.42
600 - 624	26	6,840,257	4.98	7.544	614	78.72
625 - 649	15	4,582,223	3.34	7.786	634	72.32
650 - 674	22	6,024,139	4.39	7.925	658	75.49
675 - 699	16	3,560,801	2.59	7.017	686	70.30
700 - 724	6	997,260	0.73	6.810	714	63.67
725 - 749	5	1,298,600	0.95	7.244	737	64.89
750 - 774	4	970,614	0.71	6.427	758	79.30
775 - 799	3	651,022	0.47	6.673	781	66.62
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
California	211	62,288,750	45.38	8.854	533	69.16
Florida	133	24,004,826	17.49	9.643	523	71.48
Nevada	54	10,345,425	7.54	9.433	530	71.99
Arizona	40	7,101,101	5.17	9.775	518	68.41
New Jersey	18	4,241,475	3.09	9.856	554	69.19
Texas	27	3,081,511	2.25	8.094	574	77.59
Colorado	15	2,966,412	2.16	8.772	543	72.09
Massachusetts	10	2,569,158	1.87	8.823	559	77.91
New York	8	2,143,561	1.56	9.450	563	71.00
Washington	10	1,991,650	1.45	8.777	527	77.73
Missouri	17	1,597,055	1.16	10.388	525	63.26
Georgia	13	1,509,313	1.10	8.878	517	89.12
Maryland	7	1,425,939	1.04	9.403	555	65.34
Connecticut	3	1,402,177	1.02	8.860	639	67.74
Illinois	6	1,219,400	0.89	7.270	525	70.17
Michigan	12	997,833	0.73	9.939	498	80.16
South Carolina	6	993,510	0.72	7.651	590	75.47
Minnesota	3	896,391	0.65	7.518	593	88.84
Oregon	5	844,224	0.62	8.278	604	72.05
District of Columbia	2	763,955	0.56	9.483	548	88.52
North Carolina	2	735,945	0.54	6.719	515	69.26
Virginia	5	734,340	0.54	10.101	509	80.32
Pennsylvania	6	725,724	0.53	10.888	526	81.00
New Mexico	4	532,025	0.39	8.989	624	75.31
Hawaii	2	451,062	0.33	9.215	538	68.65
Tennessee	3	220,406	0.16	9.036	564	81.77

*Geographic Distribution continued on the next page

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Rhode Island	1	212,638	0.15	8.450	453	88.60
Oklahoma	3	199,821	0.15	10.378	464	69.87
Ohio	2	192,550	0.14	8.805	588	99.87
Indiana	2	166,700	0.12	10.934	539	74.85
Wisconsin	1	131,384	0.10	9.400	535	87.65
Utah	1	119,446	0.09	6.450	478	88.48
New Hampshire	1	118,668	0.09	8.975	495	60.13
Idaho	1	101,799	0.07	9.990	506	67.87
Arkansas	1	66,312	0.05	9.475	543	96.24
Louisiana	1	56,441	0.04	8.400	433	77.58
Nebraska	1	52,404	0.04	10.990	431	58.88
Mississippi	1	50,371	0.04	9.250	492	83.95
Total:	638	137,251,705	100.00	9.116	535	71.09

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	594	129,547,025	94.39	9.193	530	70.50
Investment	32	5,490,442	4.00	7.930	617	82.24
Second Home	11	2,145,987	1.56	7.410	632	77.60
Non-Owner Occupied	1	68,251	0.05	10.990	589	80.30
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	355	77,525,892	56.48	9.446	531	69.29
Full	236	47,961,322	34.94	8.684	527	73.72
No Documentation	23	5,658,743	4.12	10.405	557	63.58
No Income Verifier	12	2,860,483	2.08	7.471	675	77.34
Limited	7	1,983,138	1.44	6.948	564	84.83
No Ratio (NID)	3	671,491	0.49	7.054	612	75.20
LITE	2	590,636	0.43	6.048	534	83.50
Total:	638	137,251,705	100.00	9.116	535	71.09

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	444	96,082,686	70.00	9.732	516	68.72
Purchase	164	34,646,124	25.24	7.392	588	76.81
Refinance - Rate Term	21	5,140,808	3.75	8.782	537	76.12
Debt Consolidation	7	1,241,335	0.90	10.608	511	72.83
Home Improvement	2	140,752	0.10	11.250	583	77.54
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	466	98,425,498	71.71	9.476	526	70.14
PUD	110	23,939,260	17.44	7.931	575	74.17
Condo	30	6,827,934	4.97	8.112	536	71.95
2-4 Family	21	6,048,743	4.41	8.432	524	73.82
Deminimus PUD	10	1,823,937	1.33	11.216	496	68.29
Townhouse	1	186,332	0.14	9.440	580	81.01
Total:	638	137,251,705	100.00	9.116	535	71.09

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Next Rate Adjustment*
Month & Year	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
of Next Rate	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2006-05	5	419,841	0.31	9.826	526	75.41
2006-06	5	986,492	0.72	7.791	571	71.05
2006-07	1	142,019	0.10	9.000	497	88.76
2006-08	1	59,309	0.04	8.950	485	124.86
2006-09	2	179,368	0.13	8.890	477	97.79
2006-10	2	210,388	0.15	8.838	512	85.07
2006-11	2	506,712	0.37	6.485	653	70.58
2006-12	1	56,441	0.04	8.400	433	77.58
2007-01	4	1,467,440	1.07	7.170	538	83.99
2007-03	6	1,036,268	0.76	7.794	510	76.77
2007-04	17	3,618,759	2.64	6.884	532	70.71
2007-05	7	1,652,316	1.20	6.915	464	77.75
2007-06	7	1,471,662	1.07	8.141	495	81.36
2007-07	14	3,440,589	2.51	7.708	523	78.39
2007-08	19	4,901,106	3.57	7.852	520	85.56
2007-09	21	5,084,629	3.70	8.288	515	76.40
2007-10	27	6,660,206	4.85	7.633	600	80.06
2007-11	44	11,338,280	8.26	7.886	564	79.83
2007-12	28	5,436,062	3.96	9.322	538	69.46
2008-01	86	16,418,263	11.96	10.267	493	68.48
2008-02	208	40,577,047	29.56	10.092	505	66.45
2008-03	27	4,313,829	3.14	10.368	523	68.48
2008-04	29	7,015,145	5.11	11.263	507	57.86
2008-05	12	2,787,975	2.03	11.349	518	61.27
2008-08	3	969,171	0.71	8.546	518	86.33
2008-10	4	1,001,577	0.73	6.811	638	74.35
2008-11	4	645,929	0.47	8.033	549	71.61
2008-12	2	503,373	0.37	10.673	496	70.39
2009-01	3	455,422	0.33	8.257	506	76.50
2009-02	6	4,231,998	3.08	8.980	628	68.04
2009-03	2	322,323	0.23	7.661	576	63.48
2009-04	1	209,924	0.15	8.050	536	45.64
2009-11	1	137,824	0.10	6.250	792	45.94
2010-08	4	1,267,278	0.92	6.365	645	71.06
2010-10	21	4,264,719	3.11	6.765	671	79.41
2010-11	1	332,806	0.24	6.875	777	70.88
2010-12	2	418,560	0.30	7.174	620	77.73
2011-01	6	1,706,282	1.24	6.494	679	62.43
2011-02	1	313,710	0.23	6.375	666	73.81
2012-09	1	360,750	0.26	5.750	731	74.77
2015-10	1	329,915	0.24	6.250	626	77.63
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Gross Margin*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500 - 1.999	1	175,635	0.13	5.750	731	60.56
2.000 - 2.499	29	6,042,390	4.40	6.650	677	75.80
2.500 - 2.999	16	4,348,289	3.17	6.506	664	80.66
3.000 - 3.499	2	284,103	0.21	7.206	502	77.91
3.500 - 3.999	1	227,367	0.17	8.990	607	78.40
4.000 - 4.499	12	3,693,137	2.69	6.274	592	67.10
4.500 - 4.999	42	10,100,424	7.36	7.662	495	80.66
5.000 - 5.499	46	14,384,609	10.48	9.571	559	65.10
5.500 - 5.999	38	10,376,047	7.56	7.968	556	74.70
6.000 - 6.499	35	8,137,254	5.93	8.025	547	73.77
6.500 - 6.999	257	53,499,427	38.98	9.660	504	69.65
7.000 - 7.499	109	16,934,404	12.34	10.682	522	66.61
7.500 - 7.999	39	7,399,712	5.39	10.473	527	72.89
8.000 - 8.499	6	824,034	0.60	9.249	554	89.74
8.500 - 8.999	4	710,042	0.52	10.419	483	66.76
9.000 - 9.499	1	114,830	0.08	10.000	532	71.77
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Maximum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Maximum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.500 - 9.999	1	360,750	0.26	5.750	731	74.77
10.500 - 10.999	3	435,992	0.32	5.708	699	63.72
11.000 - 11.499	11	2,153,517	1.57	6.037	633	75.89
11.500 - 11.999	15	3,559,181	2.59	6.258	658	72.66
12.000 - 12.499	21	7,034,225	5.13	6.270	610	76.73
12.500 - 12.999	32	8,897,600	6.48	6.820	565	76.35
13.000 - 13.499	37	9,478,138	6.91	7.021	558	77.73
13.500 - 13.999	44	11,771,083	8.58	7.644	541	75.27
14.000 - 14.499	38	8,143,430	5.93	7.976	542	77.19
14.500 - 14.999	59	14,908,853	10.86	8.693	540	71.99
15.000 - 15.499	39	8,142,301	5.93	9.138	536	74.89
15.500 - 15.999	60	14,236,443	10.37	9.708	503	71.04
16.000 - 16.499	24	4,218,714	3.07	10.104	484	67.04
16.500 - 16.999	43	8,255,452	6.01	10.695	507	66.54
17.000 - 17.499	29	4,612,123	3.36	11.157	511	62.91
17.500 - 17.999	78	14,749,224	10.75	11.631	504	62.52
18.000 - 18.499	22	4,236,090	3.09	11.833	476	67.00
18.500 - 18.999	46	6,427,557	4.68	11.375	508	64.87
19.000 - 19.499	36	5,631,032	4.10	11.661	508	65.69
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Minimum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Minimum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	21	4,317,821	3.15	6.605	675	77.53
2.500 - 2.999	11	2,989,328	2.18	6.474	669	85.68
4.500 - 4.999	1	175,635	0.13	5.750	731	60.56
5.000 - 5.499	1	335,960	0.24	5.250	517	75.99
5.500 - 5.999	10	3,049,678	2.22	5.793	594	70.06
6.000 - 6.499	15	4,649,757	3.39	6.259	589	73.90
6.500 - 6.999	39	10,279,307	7.49	6.850	561	75.03
7.000 - 7.499	32	8,426,607	6.14	7.141	553	76.33
7.500 - 7.999	52	13,404,800	9.77	7.737	549	76.14
8.000 - 8.499	30	5,781,508	4.21	8.511	514	74.77
8.500 - 8.999	63	16,426,301	11.97	8.748	541	74.35
9.000 - 9.499	32	6,791,788	4.95	9.208	532	74.42
9.500 - 9.999	57	13,384,823	9.75	9.773	502	69.26
10.000 - 10.499	49	8,070,120	5.88	10.866	488	66.53
10.500 - 10.999	68	11,836,312	8.62	10.822	507	65.30
11.000 - 11.499	53	7,962,306	5.80	11.289	506	64.30
11.500 - 11.999	81	14,732,106	10.73	11.649	502	63.05
12.000 - 12.499	23	4,637,550	3.38	12.049	492	64.82
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Initial Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Initial	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.001 - 1.000	9	676,851	0.49	9.119	564	72.02
1.001 - 2.000	113	25,885,548	18.86	9.389	517	71.36
2.001 - 3.000	450	98,306,820	71.63	9.106	531	70.82
4.001 - 5.000	63	11,889,273	8.66	8.709	600	72.51
5.001 - 6.000	3	493,212	0.36	6.441	645	73.80
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

Subsequent Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Subsequent	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.999	499	112,109,587	81.68	8.740	537	72.65
2.000 - 2.999	92	18,894,212	13.77	10.677	530	63.60
3.000 - 3.999	43	5,671,633	4.13	11.140	509	64.92
8.000 - 8.999	4	576,273	0.42	10.990	510	72.68
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Lifetime Periodic Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lifetime	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	360,750	0.26	5.750	731	74.77
4.500 - 4.999	1	269,436	0.20	10.650	469	61.94
5.000 - 5.499	27	5,211,102	3.80	6.746	671	77.01
5.500 - 5.999	1	66,312	0.05	9.475	543	96.24
6.000 - 6.499	452	103,293,790	75.26	9.133	526	70.69
6.500 - 6.999	50	11,315,641	8.24	7.605	565	77.20
7.000 - 7.499	55	9,544,699	6.95	10.522	533	68.82
8.000 - 8.499	51	7,189,976	5.24	11.195	503	65.83
Total:	638	137,251,705	100.00	9.116	535	71.09
*ARM Loans Only

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Prepayment Charge Term
Original	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Prepayment Charge	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	134	27,797,650	20.25	8.749	573	71.40
6	1	1,749,760	1.27	8.750	654	69.99
12	18	6,748,526	4.92	9.406	540	69.21
24	455	94,872,025	69.12	9.328	519	71.04
36	30	6,083,744	4.43	7.254	573	72.68
Total:	638	137,251,705	100.00	9.116	535	71.09

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	638	137,251,705	100.00	9.116	535	71.09
Total:	638	137,251,705	100.00	9.116	535	71.09

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	597	131,006,408	95.45	9.158	536	70.76
Forbearance	27	4,606,872	3.36	8.126	505	78.43
Bankruptcy	14	1,638,426	1.19	8.530	515	76.20
Total:	638	137,251,705	100.00	9.116	535	71.09

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Darren Hadlock	212-250-6503
Tony Rhee	212-250-8569

ABS Banking
Susan Valenti	212-250-3455
Doug Nicholson	212-250-0865
Karan Mehta	212-250-0869

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Brendon Girardi	212-250-2958